                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)     September 29, 1998
                                                     ------------------

                             Resource America, Inc.
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

Delaware                                    0-4408                                   72-0654145
--------                                    ------                                   ----------
(State of incorporation               (Commission File Number)                       (I.R.S. Employer
  or organization)                                                                   Identification No.)

              1521 Locust Street, 4th Floor, Philadelphia, PA 19102
              -----------------------------------------------------
               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code      (215) 546-5005
                                                        --------------

Item 7.           Financial Statements and Exhibits

         (a)      Financial Statements of Business Acquired

                      Independent auditors' report

                      Consolidated statements of financial position

                      Consolidated statements of income

                      Consolidated statements of cash flow

                      Notes to consolidated financial statements


         (b)      Unaudited Pro Forma Financial Information

                      Pro forma combined consolidated balance sheet at June 30, 1998

                      Pro forma combined consolidated statement of operations for the nine months ended June 30, 1998

                      Pro forma combined consolidated statement of operations for the years ended September 30, 1997 and July 31, 1997

                      Notes to pro forma combined consolidated financial statements

                          INDEPENDENT AUDITORS' REPORT



Board of Directors
The Atlas Group, Inc.
Coraopolis, Pennsylvania


     We have audited the accompanying consolidated statements of financial position of The Atlas Group, Inc. and subsidiaries as of June 30, 1998 and July 31, 1997, and the related consolidated statements of income and cash flows for the eleven months ended June 30, 1998 and the year ended July 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Atlas Group, Inc. as of June 30, 1998 and July 31, 1997, and the results of its operations and its cash flows for the eleven months ended June 30, 1998 and the year ended July 31, 1997, in conformity with generally accepted accounting principles.

     As discussed in Note 17, on July 13, 1998 the Company entered into an Agreement and Plan of Merger with Resource America, Inc. pursuant to which The Atlas Group, Inc. will be merged into a wholly owned subsidiary of Resource America, Inc.




/s/ McLaughlin & Courson
------------------------

Pittsburgh, Pennsylvania
July 31, 1998

                  CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
                  ---------------------------------------------
                              THE ATLAS GROUP, INC.
                         JUNE 30, 1998 AND JULY 31, 1997

                                     ASSETS
                                     ------
                                                                                                JUNE 30,        JULY 31,
                                                                                                 1998            1997
                                                                                                 ----            ----
CURRENT ASSETS
--------------
   Cash and cash equivalents                                                                  $ 5,292,207      $ 9,385,866
   Trade accounts and notes receivable, less allowance for doubtful
      accounts of $391,667 in 1998 and $300,000 in 1997                                         5,857,331        4,018,804
   Other receivables                                                                            1,094,550          330,626
   Accounts receivable - officers                                                                 464,859           41,449
   Inventories                                                                                    783,067          175,635
   Prepaid expenses and other current assets                                                      331,838          386,569
                                                                                            -------------     ------------
               TOTAL CURRENT ASSETS                                                            13,823,852       14,338,949

OIL AND GAS PROPERTIES
----------------------
   Oil and gas wells and leases                                                                40,739,334       35,526,072
   Less accumulated depreciation, depletion and amortization                                   16,598,203       14,694,388
                                                                                             ------------     ------------
                                                                                               24,141,131       20,831,684

OTHER ASSETS                                                                                      447,386          374,722
------------

PROPERTY, PLANT AND EQUIPMENT
-----------------------------
   Land                                                                                           504,693          504,693
   Buildings                                                                                    2,816,023        2,777,821
   Equipment                                                                                    1,687,956        1,565,391
   Gathering lines                                                                             21,830,936       20,506,629
                                                                                             ------------     ------------
                                                                                               26,839,608       25,354,534
   Less accumulated depreciation                                                               16,116,882       14,699,813
                                                                                             ------------     ------------
                                                                                               10,722,726       10,654,721
                                                                                            -------------     ------------
                                                                                              $49,135,095      $46,200,076
                                                                                            =============     ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------
CURRENT LIABILITIES
-------------------
   Accounts payable and accrued expenses                                                      $ 4,402,878      $ 4,024,644
   Working interests and royalties payable                                                      4,890,885        4,504,911
   Billings in excess of costs of $2,334,975 in 1998
      and $2,916,951 in 1997 on uncompleted contracts                                           4,907,001        6,761,946
   Current maturities on long-term debt:
      Subordinated notes payable to stockholders                                                1,348,189        1,907,084
      Other                                                                                     1,922,797          819,048
   Income taxes payable                                                                             -0-            336,873
                                                                                          ---------------     ------------
                TOTAL CURRENT LIABILITIES                                                      17,471,750       18,354,506

DEFERRED INCOME TAXES                                                                             675,000          700,000
---------------------

LONG-TERM DEBT, net of current maturities:
   Subordinated notes payable to stockholders                                                       -0-          1,348,190
   Other                                                                                        8,310,536        4,859,523

OTHER LONG-TERM LIABILITIES                                                                       400,000          323,742
---------------------------

STOCKHOLDERS' EQUITY
--------------------
   Capital stock, no par; authorized 2,000,000 shares; issued 500,000 shares                        1,250            1,250
   Paid-in capital                                                                                560,093          560,093
   Retained earnings                                                                           26,931,861       25,404,167
   Treasury stock, at cost (130,519 shares and 133,919 shares, respectively)                   (5,215,395)      (5,351,395)
                                                                                             ------------      -----------
                                                                                               22,277,809       20,614,115
                                                                                              -----------      -----------
                                                                                              $49,135,095      $46,200,076
                                                                                              ===========      ===========

See notes to consolidated financial statements

                        CONSOLIDATED STATEMENTS OF INCOME
                        ---------------------------------
                              THE ATLAS GROUP, INC.
         ELEVEN MONTHS ENDED JUNE 30, 1998 AND YEAR ENDED JULY 31, 1997


                                                                                             ELEVEN
                                                                                          MONTHS ENDED        YEAR ENDED
                                                                                            JUNE 30,            JULY 31,
                                                                                             1998                 1997
                                                                                             ----                 ----

INCOME
------

   Sales - gas wells                                                                       $21,777,181         $22,354,389
   Purchased gas revenues                                                                   21,786,823          29,908,989
   Well operating fees                                                                       3,379,158           3,445,777
   Gathering line charges                                                                    2,466,470           2,539,795
   Working interests and royalties                                                           4,505,756           5,124,912
   Interest                                                                                    137,835             227,524
   Other                                                                                       459,696             411,912
                                                                                         -------------       -------------
                                                                                            54,512,919          64,013,298

COSTS OF SALES AND OTHER EXPENSES
---------------------------------

   Costs of sales - gas wells                                                               19,895,082          18,472,875
   Cost of purchased gas                                                                    22,013,008          30,401,349
   Gathering line and well operation expense                                                 2,648,643           2,253,146
   General and administrative                                                                4,065,342           3,589,809
   Interest:
      Subordinated notes payable to stockholders                                               277,213             536,096
      Other                                                                                    356,983             144,625
   Depreciation, depletion and amortization                                                  3,323,754           3,850,978
                                                                                          ------------        ------------
                                                                                            52,580,025          59,248,878
                                                                                          ------------        ------------

                 INCOME BEFORE INCOME TAXES                                                  1,932,894           4,764,420

INCOME TAXES
------------

   Current:
      Federal                                                                                  450,000             665,000
      State                                                                                    100,000             560,000
   Deferred                                                                                    (25,000)             45,000
                                                                                         --------------      -------------
                                                                                               525,000           1,270,000
                                                                                         -------------        ------------

                 NET INCOME                                                               $  1,407,894         $ 3,494,420
                                                                                          ============         ===========

See notes to consolidated financial statements

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                      -------------------------------------
                              THE ATLAS GROUP, INC.
         ELEVEN MONTHS ENDED JUNE 30, 1998 AND YEAR ENDED JULY 31, 1997




                                                                             ELEVEN
                                                                          MONTHS ENDED           YEAR ENDED
                                                                            JUNE 30,               JULY 31,
                                                                               1998                   1997
                                                                               ----                   ----

Cash flows from operating activities:
   Net income                                                           $  1,407,894           $  3,494,420
   Adjustments to reconcile net income to net cash provided by operating activities:
       Depreciation, depletion and amortization                            3,323,754              3,850,978
       Expense funded by issuance of capital stock                           255,800                157,500
       Other, net                                                             22,503                    -0-
       Change in assets and liabilities:
         Receivables                                                      (3,025,861)             1,935,803
         Inventories                                                        (607,432)               273,558
         Prepaid expenses and other current assets                            82,468                406,004
         Accounts payable and accrued expenses and
           working interests and royalties payable                           764,208             (1,555,919)
         Uncompleted contract billings, net                               (1,854,945)            (3,412,123)
         Income taxes payable                                               (364,610)              (662,000)
         Deferred income taxes                                               (25,000)                45,000
         Long-term liabilities                                                76,258                 13,696
                                                                        ------------           ------------
            Net cash provided by operating activities                         55,037              4,546,917

Cash flows used in investing activities:
   Investment in oil and gas wells and leases                             (5,213,262)            (3,598,288)
   Other assets, net                                                         (72,664)               (66,595)
   Gathering line additions                                               (1,324,307)            (2,062,390)
   Other property additions                                                 (186,140)            (1,493,305)
                                                                        ------------           ------------
           Net cash used in investing activities                          (6,796,373)            (7,220,578)

Cash flows provided by (used in) financing activities:
   Proceeds from long-term borrowings                                      9,475,000              4,750,000
   Principal payments on long-term borrowings                             (4,920,238)            (4,935,715)
   Principal payments on notes payable to stockholders                    (1,907,085)            (1,669,660)
                                                                        ------------           ------------
           Net cash provided by (used in) financing activities             2,647,677             (1,855,375)
                                                                        ------------           ------------

Net decrease in cash and cash equivalents                                 (4,093,659)            (4,529,036)

Cash and cash equivalents at beginning of period                           9,385,866             13,914,902
                                                                        ------------           ------------

Cash and cash equivalents at end of period                              $  5,292,207           $  9,385,866
                                                                        ============           ============

Additional Cash Flow Information:
   Cash paid during the period for:
     Interest                                                           $    584,743           $    691,226
     Income taxes                                                            914,609              1,887,000


See notes to consolidated financial statements

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              THE ATLAS GROUP, INC.


1. DESCRIPTION OF BUSINESS
     The Atlas Group, Inc. (Atlas) was formed in July, 1995 to hold, through its wholly owned subsidiary AIC, Inc. also formed in July, 1995, Atlas Energy Group and its subsidiaries, including Atlas Resources, Inc. and Atlas Gas Marketing, Inc. The purpose of the reorganization is to achieve more efficient concentration of funds of the Atlas group of companies, thereby minimizing transaction costs and maximizing returns on investment vehicles. No changes in the consolidated assets, liabilities or stockholders' equity occurred as a result of the reorganization.
     Atlas and subsidiaries are engaged in the exploration for development, production, and marketing of natural gas and oil primarily in the Appalachian Basin area. In addition, the Company performs contract drilling and well operation services.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     Principles of consolidation
          The consolidated financial statements include the accounts of The Atlas Group, Inc., and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. Inventories
         Inventories, consisting of oil and gas field materials and supplies, are stated at the lower of first-in, first-out cost or market.
     Method of accounting for oil and gas properties
         The Company uses the successful efforts method of accounting for oil and gas producing activities. Property acquisition costs are capitalized when incurred. Geological and geophysical costs and delay rentals are expensed when incurred. Development costs, including equipment and intangible drilling costs related to both producing wells and developmental dry holes, are capitalized. All capitalized costs are generally depreciated and depleted on the unit-of-production method using estimates of proven reserves. Oil and gas properties are periodically assessed and when unamortized costs exceed expected future net cash flows, a loss is recognized by recording a charge to income.
         On the sale or retirement of oil and gas properties, the cost and related accumulated depreciation, depletion and amortization are eliminated from the property accounts, and the resultant gain or loss is recognized.
         For tax purposes, intangible drilling costs are being written off as incurred. The greater of cost or percentage depletion as defined by the Internal Revenue Code, is used as a deduction from income.
     Property, plant and equipment
         Land, buildings, equipment and gathering lines are recorded at cost. Major additions and betterments are charged to the property accounts while replacements, maintenance and repairs which do not improve or extend the life of the respective assets are expensed currently. As property is retired or otherwise disposed of, the cost of the property is removed from the asset account, accumulated depreciation is charged with an amount equivalent to the depreciation provided, and the difference, if any, is charged or credited to income. Depreciation is computed over the estimated useful life of the assets generally by the straight-line method.
     Revenue recognition
         The Company sells interests in oil and gas wells and retains therefrom a working interest and/or overriding royalty in the producing wells. The income from the working interests is recorded when the natural gas and oil are produced.
         The Company also contracts to drill oil and gas wells. The income from these contracts is recorded upon substantial completion of the well.
         Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs, and depreciation costs. General and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.
         Costs in excess of amounts billed are classified as current assets under costs in excess of billings on uncompleted contracts. Billings in excess of costs are classified under current liabilities as billings in excess of costs on uncompleted contracts. Contract retentions are included in accounts receivable.
     Working interests and royalties
         Revenues from working interests and royalties are reported net of all landowner royalty and lease operating expenses and are recognized when the natural gas and oil are produced. For the eleven months ended June 30, 1998, the Company recognized working interest income of $3,556,373 and royalty income of $949,383. Working interest and royalty income during the year ended July 31, 1997 amounted to $4,113,425 and $1,011,487, respectively.

     Cash Equivalents
         For purposes of the statements of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.
     Use of estimates
          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. Reclassifications
         Certain amounts contained in prior year comparative information have been reclassified to conform with the 1998 presentation.

3. AFFILIATED OIL AND GAS PARTNERSHIPS
     In connection with the sponsorship of oil and gas partnerships, the Company is reimbursed by the partnerships for certain operating and overhead costs incurred on their behalf. These reimbursements totalled approximately $370,000 during the eleven months ended June 30, 1998 and the year ended July 31, 1997. In addition, as part of its duties as well operator, the Company receives proceeds from the sale of oil and gas and makes distributions to investors according to their working interest in the related oil and gas properties.

4. PLAN OF REORGANIZATION
     On November 8, 1990 the Company adopted a plan of reorganization whereby a substantial portion of the common stock of the two majority shareholders would be purchased by the Company and shares of the Company's stock would be granted to certain key employees of the Company (Management Investors) giving the Management Investors control of the Company.

     PURCHASE OF TREASURY SHARES AND NOTES PAYABLE TO STOCKHOLDERS
         On November 14, 1990 the Company entered into an agreement effective as of August 16, 1990 to purchase 248,717 shares of common stock from its two majority shareholders at $40.00 per share ($9,948,680).
         The purchase price is evidenced by promissory notes bearing interest at 13.5%. Quarterly principal payments range from $100,574 on November 15, 1991 to a final payment of $856,103 on November 15, 1998. Payments may be deferred or accelerated under certain circumstances. Principal payments totaled $1,907,085 and $1,669,660 during the eleven months ended June 30, 1998 and the year ended July 31, 1997, respectively. Interest expense amounted to $277,213 and $536,096 for the eleven months ended June 30, 1998 and the year ended July 31, 1997, respectively.
         The notes are subordinate to all direct and indirect debt, past, present or future and all obligations, if any, to make contributions to any employee stock ownership plan now in existence or hereinafter created.
         The promissory notes are secured by warrants on the common stock of the Company that are exercisable upon an uncorrected event of default. At June 30, 1998 and July 31, 1997, the following warrants were outstanding:

                                                     JUNE 30,         JULY 31,
                                                       1998             1997
                                                       ----             ----
                        Number of shares              28,678          167,194
                        Exercise price                 47.01            19.47

         The Company has options to purchase, and the majority shareholders had options to sell 131,425 shares of the Company's common stock at per share prices ranging from $63.25 to $74.10 commencing on the earlier of the satisfaction of all the Company's obligations under the foregoing promissory notes or November 14, 1999.

     STOCK GRANTS
         The Company has established a management employee stock option consisting of an aggregate of options to acquire 47,578 shares of common stock at $1.00 per share. No options have been granted as of June 30, 1998. The option will terminate August 15, 2012.
         There are restrictions on the sale of the vested Management Investor and ESOP shares of common stock which include among other restrictions, that shares may not be sold until obligations to the majority shareholders are satisfied. Shares offered for sale must first be offered to the Company and then to other shareholders before being offered to a third party. Further conditions apply to sales that would result in a third party owning 5% or more of the total shares of the Company.

5. OTHER LONG-TERM DEBT AND CREDIT FACILITY
     Long-term debt at June 30, 1998 and July 31, 1997 consists of the following:

                                                                                      JUNE 30,       JULY 31,
                                                                                        1998          1997
                                                                                        ----          ----
       Revolving credit loan payable to bank                                        $ 9,475,000     $4,750,000

       Note payable to bank in monthly installments through August 2002 of
       $15,476, plus interest at or below prime rate plus one-half percent
       (1/2%) (7.97% and 8.25% at June 30, 1998 and July 31, 1997,
       respectively). Secured by building and equipment having a net book
       value of $1,045,860 at June 30, 1998                                             758,333        928,571
                                                                                    -----------    -----------
                                                                                     10,233,333      5,678,571
       Less current maturities                                                       (1,922,797)      (819,048)
                                                                                     -----------    -----------
                                                                                    $ 8,310,536     $4,859,523
                                                                                    ===========     ==========

     The revolving credit and term loan agreement enables the Company to borrow $10,000,000 on a revolving basis until August 15, 1998. A commitment fee at a rate of three-eights of one percent (3/8%) is charged on the unused portion. During the revolving credit period, loans bear interest at or below prime rate plus one-quarter percent (1/4%). The average interest rate at June 30, 1998 was 7.79%. The agreement provides that the Company may convert any outstanding borrowings into a 5 year term loan, payable in equal monthly installments, plus interest at or below prime rate plus one-half percent (1/2%).
     The loan agreements are secured by certain assets of the Company.

6. MATURITIES ON LONG-TERM DEBT
     Aggregate maturities on long-term debt at June 30, 1998 for the next five fiscal years are as follows:

                FISCAL         SUBORDINATED           OTHER
                 YEAR          NOTES PAYABLE         LONG-TERM
                ENDING        TO STOCKHOLDERS          DEBT             TOTAL
                ------        ---------------          ----             -----

                1999            1,348,189          $1,922,797        $3,270,986
                2000               -0-              2,080,714         2,080,714
                2001               -0-              2,080,714         2,080,714
                2002               -0-              2,080,714         2,080,714
                2003               -0-              1,910,476         1,910,476

7. LEASE COMMITMENTS
     The Company leases certain vehicles and compressor sites. These leases are accounted for as operating leases. Lease expense for the eleven months ended June 30, 1998 and the year ended July 31, 1997 amounted to $521,261 and $317,870, respectively. The future minimum lease payments at June 30, 1998 are as follows:

               FISCAL YEAR ENDING
               ------------------

                   1999                        $501,963
                   2000                         162,848
                   2001                          57,661
                   2002                          21,690
                   2003                           -0-

8. INCOME TAXES
    Net deferred tax liabilities consist of the following:

                                                                                JUNE 30,       JULY 31,
                                                                                1998            1997
                                                                                ----            ----
         Exploration and development costs expensed
            for income tax reporting                                         $1,460,000      $1,250,000
         Tax credits                                                           (310,000)       (270,000)
         Other                                                                 (475,000)       (280,000)
                                                                              ----------      ----------
                                                                             $  675,000      $  700,000
                                                                             ==========      ==========

     A reconciliation between the Company's effective tax rate and the U.S. statutory rate is as follows:

                                                                                   1998          1997
                                                                                   ----          ----
           U.S. statutory rate                                                     34.0 %        34.0 %
           State income taxes net of federal income tax benefit                     3.2           4.1
           Depletion                                                               (5.4)         (3.9)
           Nonconventional fuels and alternative minimum tax credits               (1.9)         (4.4)
           Other                                                                   (2.8)         (3.1)
                                                                                   ----          ----
           Effective tax rate                                                      27.2 %        26.7 %
                                                                                   ====          ====

9. PROFIT SHARING PLAN
     The Company maintains a defined contribution 401 (K) profit sharing plan covering substantially all of its employees. The Plan Administrator set the maximum allowable employee contribution at the lesser of 15% of their compensation or $10,000. The Company matches employee contributions by contributing an amount equal to 50% of each employee's contribution. Pension expense under the 401 (K) profit sharing plan was $154,997 for the eleven months ended June 30, 1998 and $142,189 for the year July 31, 1997.

10. OPTION ON BUILDING
     The majority shareholders were granted an option to acquire the land and building (having a net book value of $961,966 at June 30, 1998) utilized as the Company's headquarters for a period of six months commencing on August 15, 2003 and ending February 15, 2004 for $500,000. The option has been amended to allow the cancellation of the option, upon the event of a disposition of the Company, by payment of $500,000 to the majority shareholders.

11. CHANGES IN STOCKHOLDERS' EQUITY
     Changes in stockholders' equity during the eleven months ended June 30, 1998 and the year ended July 31, 1997 were as follows:

                                                      CAPITAL       PAID-IN         RETAINED           TREASURY
                                                       STOCK        CAPITAL         EARNINGS            STOCK
                                                       -----        -------         --------            -----
        BALANCE AT JULY 31, 1996                      $1,250       $560,093       $21,892,247        $(5,491,395)
        Treasury stock issued to ESOP
           (3,000 shares)                                                              15,000           120,000
        Other (500 shares)                                                              2,500            20,000
        Net income for the year                                                     3,494,420
                                                   ---------   ------------      ------------   ---------------
        BALANCE AT JULY 31, 1997                       1,250        560,093        25,404,167         (5,351,395)
        Treasury stock issued to ESOP
           (3,000 shares)                                                             111,000           120,000
        Other (400 shares)                                                              8,800            16,000
        Net income for the period                                                   1,407,894
                                                   ---------   ------------     -------------   ---------------
        BALANCE AT JUNE 30, 1998                      $1,250       $560,093       $26,931,861        $(5,215,395)
                                                     =======      =========      ============        ===========

12. EMPLOYEE STOCK OWNERSHIP PLAN
     Effective August 1, 1990 the Company established a non-contributory employee stock ownership plan (ESOP) covering substantially all employees except the Company's two majority shareholders. The Company contributed 3,000 shares of common stock based on a fair market value of $77.00 ($231,000) and $45 ($135,000) to the plan during the eleven months ended June 30, 1998 and the year ended July 31, 1997, respectively. The Company also contributed $30,595 and $29,413 in cash during the eleven months ended June 30, 1998 and the year ended July 31, 1997, respectively. Employee benefits vest after five years of service, including service prior to establishment of the plan. There are restrictions on the sale of the stock (see Plan of Reorganization).
     As of June 30, 1998 the Company has made provision of $462,000 for an ESOP contribution of 6,000 shares of common stock based on a fair market value of $77.00.
                                      - 8 -

13. FUTURES CONTRACTS
     The Company enters into natural gas futures contracts to hedge its exposure to changes in natural gas prices. At any point in time, such contracts may include regulated NYMEX futures contracts and non-regulated over-the-counter futures contracts with qualified counterparties. The futures contracts employed by the Company are commitments to purchase or sell natural gas at a future date and generally cover one month periods for up to 18 months in the future. Realized gains (losses) are recorded in the income accounts in the month(s) that the futures contracts are intended to hedge. Unrealized gains (losses) are deferred until realized. Deferred gains (losses) were $206,035 and $95,990 at June 30, 1998 and July 31, 1997, respectively.

14. COMMITMENTS
     Atlas Resources, Inc., as general partner in several oil and gas limited partnerships, and The Atlas Group, Inc. have agreed to indemnify each investor general partner from any liability incurred which exceeds such partner's share of partnership assets. Management believes that such liabilities that may occur will be covered by insurance and, if not covered by insurance, will not result in a significant loss to The Atlas Group, Inc. and its subsidiaries.
     Subject to certain conditions, investor general partners in certain oil and gas limited partnerships may present their interests beginning in 1998 for purchase by Atlas Resources, Inc., as managing general partner. Atlas Resources, Inc. is not obligated to purchase more than 5% of the units in any calendar year.
     Atlas Resources, Inc., as managing general partner in certain oil and gas limited partnerships has also agreed to subordinate its share of production revenues to the receipt by investor partners of cash distributions equal to at least 10% of their subscriptions in each of the first five years of partnership operations. During the eleven months ended June 30, 1998 and the year ended July 31, 1997, Atlas Resources, Inc. had net subordinations of $427,245 and $417,896, respectively.

15. YEAR 2000
     The Company recognizes the need to ensure its operations will not be adversely impacted by year 2000 software failures. Software failures due to processing errors potentially arising from calculations using the year 2000 date are a known risk. The Company has established processes for evaluating and managing risks and costs associated with this problem. The computing portfolio was identified and an initial assessment has been completed. The Company anticipates corrective action to be completed during fiscal year 1999 and the aggregate costs of such corrections will not be material.

16. LITIGATION
     The Company and its subsidiaries are involved in legal proceedings, claims and litigation arising in the ordinary course of business. In the opinion of management, the outcome of such current legal proceedings, claims and litigation will not have a material effect on operating results, or cash flows when resolved in a future period, and these matters will not materially affect the Company's consolidated financial position.

17. SUBSEQUENT EVENTS
     Merger
          On July 13, 1998 the Company entered into an Agreement and Plan of Merger with Resource America, Inc. pursuant to which The Atlas Group, Inc. will be merged into a wholly owned subsidiary of Resource America, Inc.
          The merger is expected to become effective in the late summer of 1998. The Company has the right to accelerate the payment of the options to purchase certain shares of the majority shareholders referred to in Note 4 to the financial statements, in event of a disposition of the Company. Stock Options
        On July 1, 1998 the Company granted to certain key employees options to purchase 36,374 shares of Common Stock of the Company at $1.00 per share. On July 6, 1998, 32,874 shares were exercised based on a fair market value of $77.00 per share. The charge to income, net of the estimated tax benefit, is approximately $1,850,000.

18. NATURAL GAS AND OIL PRODUCING ACTIVITIES (UNAUDITED)
     The supplementary information summarized below presents the results of natural gas and oil activities in accordance with SFAS No. 69, "Disclosures About Oil and Gas Producing Activities."

     (1) Production Costs
         The following table presents the costs incurred relating to natural gas and oil production activities:

                                                                                         JUNE 30,        JULY 31,
                                                                                          1998             1997
                                                                                          ----             ----
         Capitalized costs at:
              Capitalized costs                                                        $ 40,739,334      $35,526,072
          Accumulated depreciation and depletion                                        (16,598,203)     (14,694,388)
                                                                                        ------------      -----------
                  Net capitalized costs                                                $ 24,141,131      $20,831,684
                                                                                       ============      ===========
         Costs incurred during the period ended:
              Property acquisition costs - proved undeveloped properties              $     234,985     $     94,375
                                                                                      =============     ============
              Developed costs                                                          $  4,978,277      $ 3,503,913
                                                                                       ============      ===========

       Property acquisition costs include costs to purchase, lease or otherwise acquire a property. Development costs include costs to gain access to and prepare development well locations for drilling, to drill and equip development wells and to provide facilities to extract, treat, gather and store oil and gas.

                                                                                          JUNE 30,         JULY 31,
                                                                                           1998             1997
                                                                                           ----             ----
       Capitalized gathering line costs at:
           Capitalized cost                                                            $ 4,754,778      $  4,716,525
           Accumulated depreciation                                                     (3,078,929)       (2,979,430)
                                                                                       ------------       -----------
               Net capitalized costs                                                   $ 1,675,849       $ 1,737,095
                                                                                      ============       ===========


       Costs incurred during the period ended:
           Gathering line additions                                                    $   288,434       $   474,350
                                                                                      ============       ===========

    (2) Results of Operations for Producing Activities
       The following table presents the results of operations related to natural gas and oil production for the eleven months ended June 30, 1998 and the year ended July 31, 1997:

                                                                                    ELEVEN
                                                                                 MONTHS ENDED         YEAR ENDED
                                                                                 JUNE 30, 1998        JULY 31, 1997
                                                                                 -------------        -------------
        Revenues                                                                  $ 5,042,953          $ 5,709,065
        Production costs                                                             (576,874)            (518,224)
        Depreciation and depletion                                                 (2,161,354)          (2,759,182)
        Income tax expense                                                           (674,593)            (689,485)
                                                                                  -----------          -----------
        Results of operations from producing activities                           $ 1,630,132          $ 1,742,174
                                                                                  ===========          ===========

       Depreciation, depletion and amortization of natural gas and oil properties are provided on the unit-of-production method and gathering lines are depreciated over 10 years.

18. NATURAL GAS AND OIL PRODUCING ACTIVITIES (UNAUDITED)

    (3) Reserve Information
       The information presented below represents estimates of proved natural gas and oil reserves. Proved developed reserves represent only those reserves expected to be recovered from existing wells and support equipment. Proved undeveloped reserves represent proved reserves expected to be recovered from new wells after substantial development costs are incurred. Substantially all reserves are located in Eastern Ohio and Western Pennsylvania.

                                                                        JUNE 30, 1998                    JULY 31, 1997
                                                                        -------------                    -------------
                                                               NATURAL GAS        OIL           NATURAL GAS          OIL
                                                                     (Mcf)      (Barrels)             (Mcf)        (Barrels)
                                                                     -----      ---------             -----        ---------
      Proved developed and undeveloped reserves:
         Beginning of period                                   112,040,540        104,931        67,802,983          106,278
         Revision of previous estimates                          4,538,943         29,241         2,472,316            2,523
         Extensions, discoveries and other additions            17,606,758         61,002        57,973,911           -0-
         Production                                             (2,655,365)        (7,647)       (2,658,946)          (3,870)
         Sales of minerals in place                            (17,709,377)        -0-          (13,549,724)          -0-
                                                                -----------    ----------        -----------      ----------
             End of period                                     113,821,499        187,527       112,040,540          104,931
                                                               ===========     ==========       ===========          =======

      Proved developed reserves:
         Beginning of period                                    31,084,190        104,931        31,220,113          106,278
                                                               ===========     ==========       ===========          =======
         End of period                                          41,781,119        187,527        31,084,190          104,931
                                                               ===========     ==========       ===========          =======



      (4) Standard Measure of Discounted Future Cash Flows
          Management cautions that the standard measure of discounted future cash flows should not be viewed as an indication of the fair market value of natural gas and oil producing properties, nor of the future cash flows expected to be generated therefrom. The information presented does not give recognition to future changes in estimated reserves, selling prices or costs and has been discounted at an arbitrary rate of 10%. Estimated future net cash flows from natural gas and oil reserves based on selling prices and costs at June 30, 1998 and July 31, 1997 price levels are as follows:

                                                                                   1998                 1997
                                                                                   ----                 ----
          Future cash inflows                                                  $307,132,350         $291,945,690
          Future production costs                                               (60,321,170)         (47,469,590)
          Future development costs                                              (69,941,230)         (68,028,140)
          Future income tax expense                                             (50,664,334)         (52,958,050)
                                                                                ------------         ------------
          Future net cash flow                                                  126,205,616          123,489,910
          10% annual discount for estimated timing of cash flows                (93,549,205)         (88,952,400)
                                                                                ------------         ------------
          Standard measure of discounted future net cash flows                 $ 32,656,411         $ 34,537,510
                                                                               ============         ============

          Summary of changes in the standardized measure of discounted future net cash flows:

                                                                                    1998                 1997
                                                                                    ----                 ----
          Sales of gas and oil produced - net                                  $ (4,024,581)        $ (3,900,673)
          Net changes in prices, production and development costs                (4,884,526)             395,917
          Extensions, discoveries, and improved recovery,
             less related costs                                                   2,396,461            9,931,040
          Development costs incurred                                              4,215,402            3,532,100
          Revisions of previous quantity estimates                                2,864,965            1,400,886
          Sales of minerals in place                                             (3,033,660)          (1,255,106)
          Accretion of discount                                                   2,258,881            2,161,723
          Net change in income taxes                                             (1,674,041)          (1,448,161)
                                                                               ------------         ------------
               Net (decrease) increase                                           (1,881,099)          10,817,726
          Beginning of period                                                    34,537,510           23,719,784
                                                                               ------------         ------------
          End of period                                                        $ 32,656,411         $ 34,537,510
                                                                               ============         ============

                     RESOURCE AMERICA, INC. AND SUBSIDIARIES

                  PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)

                                  June 30, 1998
                             (Dollars in Thousands)
--------------------------------------------------------------------------------

                                                                             Merger
                                                    Historical               Pro Forma
                                            Resource          Atlas          Adjustments      Combined
                                            --------          -----          -----------      --------

ASSETS
Current Assets
     Cash and cash equivalents               $ 84,370        $  5,292        $(7,814)(a)        $81,848
     Accounts and notes receivable              3,020           7,417            500 (a)         10,937
     Prepaid expenses and other
       current assets                           2,216           1,115              -              3,331
                                             --------         -------        -------           --------
         Total Current Assets                  89,606          13,824         (7,314)            96,116

Investments in Real Estate Loans              188,996           -              -                188,996

Investments in Leases and Notes
  Receivable                                   19,728           -              -                 19,728

Investment in Resource Asset
  Investment Trust                             13,323           -              -                 13,323

Property and Equipment
     Oil and gas properties and
       equipment (successful efforts)          25,618          40,739        (22,081)(a)         44,276
     Gas gathering and transmission
       facilities                               1,628          21,831        (16,710)(a)          6,749
     Other                                      4,614           5,010         (1,093)(a)          8,531
                                             --------         -------        -------           --------
                                               31,860          67,580        (39,884)            59,556

     Less - accumulated depreciation,
       depletion and amortization             (16,440)        (32,715)        32,715 (a)        (16,440)
                                             --------         -------        -------           --------

         Net Property and Equipment            15,420          34,865         (7,169)            43,116

Other Assets                                   14,946             446         44,690 (a)(b)      60,082
                                             --------         -------        -------           --------
                                             $342,019         $49,135        $30,207           $421,361
                                             ========         =======        =======           ========

                     RESOURCE AMERICA, INC. AND SUBSIDIARIES

                  PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)

                                  June 30, 1998
                             (Dollars in Thousands)
--------------------------------------------------------------------------------

                                                                             Merger
                                                    Historical               Pro Forma
                                            Resource          Atlas          Adjustments      Combined
                                            --------          -----          -----------      --------

LIABILITIES AND
STOCKHOLDERS' EQUITY

Current Liabilities
     Accounts payable - trade               $   3,008        $  9,231          -               $ 12,239
     Accrued liabilities                        3,974           4,907            228 (b)          9,109
     Accrued interest                           5,790              63          -                  5,853
     Estimated income taxes                     1,171           -              -                  1,171
     Current portion of long-term
       debt                                     3,828           3,271         (1,348)(a)          5,751
                                             --------         -------        -------           --------
         Total Current Liabilities             17,771          17,472         (1,120)            34,123

Long-term Debt                                117,548           8,311         19,975 (a)        145,486

Deferred Income Taxes                             727             675          2,730              4,132

Other Long-Term Liabilities                     1,541             400          -                  1,941

Commitments and Contingencies                   -               -              -                  -

Stockholders' Equity
     Preferred stock, $1.00 par value;
       1,000,000 shares authorized              -               -              -                  -
     Common stock, $.01 par value,
       49,000,000 shares authorized               209               1             20 (a)            230
     Unrealized gain on investment
       reported at fair value, net of tax         930                                               930
     Additional paid-in capital               178,697             560         30,319 (a)        209,576
     Less treasury stock, at cost             (13,967)         (5,215)         5,215 (a)        (13,967)
     Less loan receivable for ESOP               (321)                                             (321)
     Retained earnings                         38,884          26,932        (26,932)(a)         38,884
                                             --------         -------        -------           --------

         Total Stockholders' Equity           204,432          22,278          8,622            235,332
                                             --------         -------        -------           --------
                                             $342,019         $49,135        $30,207           $421,361
                                             ========         =======        =======           ========

                     RESOURCE AMERICA, INC. AND SUBSIDIARIES

             PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS
                                  (UNAUDITED)

                         Nine Months Ended June 30, 1998
                      (in thousands except per share data)
--------------------------------------------------------------------------------

                                                                             Merger
                                                    Historical               Pro Forma
                                            Resource          Atlas          Adjustments      Combined
                                            --------          -----          -----------      --------


Revenues
     Real estate finance                      $43,808                                          $ 43,808
     Equipment leasing                          9,985                                             9,985
     Energy:  production                        3,294         $ 4,192                             7,486
           :  marketing                                        19,185                            19,185
           :  services                          1,577          27,945                            29,522
     Interest and other                         2,840             406                             3,246
                                              -------        --------       --------           --------
                                               61,504          51,728          -                113,232

Costs and Expenses
     Real estate finance                        7,628                                             7,628
     Equipment leasing                          3,903                                             3,903
     Energy:  production and exploration        1,912           1,341                             3,253
           :  marketing                                        18,841                            18,841
           :  services                            882          19,585                            20,467
     General and administrative                 3,275           6,372         (1,345)(b)          8,302
     Depreciation, depletion and
       amortization                             1,948           2,547            (81)(e)          4,414
     Interest                                  13,726             596          1,100 (d)         15,422
     Provision for losses                       1,204                                             1,204
                                              -------        --------       --------           --------
                                               34,478          49,282           (326)            85,434
                                              -------        --------       --------           --------


Income Before Income Taxes                     27,026           2,447           (326)            29,798

Provision for Income Taxes                      8,400             659            178              9,237
                                              -------        --------       --------           --------
     Net Income                               $18,626        $  1,787       $    148           $ 20,561
                                              =======        ========       ========           ========
Net Income Per Common Share:
     Basic                                    $  1.20                                          $  1.17
     Diluted                                  $  1.16                                          $  1.13

Weighted Average Shares Outstanding-
   Basic                                       15,544                          2,063            17,607

Weighted Average Shares Outstanding -
  Diluted                                      16,087                          2,183            18,270

                                     - 3 -

                     RESOURCE AMERICA, INC. AND SUBSIDIARIES

             PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS
                                  (UNAUDITED)

                Years Ended September 30, 1997 and July 31, 1997
                      (in thousands except per share data)
--------------------------------------------------------------------------------

                                                                             Merger
                                                    Historical               Pro Forma
                                            Resource          Atlas          Adjustments      Combined
                                            --------          -----          -----------      --------

Revenues
     Real estate finance                      $19,144                                           $19,144
     Equipment leasing                          7,162                                             7,162
     Energy:  production                        3,936           5,125                             9,061
           :  marketing                                        29,909                            29,909
           :  services                          1,672          28,339                            30,011
     Interest and other                         1,031             640                             1,671
                                              -------        --------      ---------            -------
                                               32,945          64,013                            97,958

Costs and Expenses
     Real estate finance                        1,069                                             1,069
     Equipment leasing                          3,822                                             3,822
     Energy:  production and exploration        1,823           2,253                             4,076
           :  marketing                                        30,401                            30,401
           :  services                            909          18,473                            19,382
     General and administrative                 2,851           3,590           (580)(b)          5,861
     Depreciation, depletion and
       amortization                             1,614           3,851           (562)(d)          4,903
     Interest                                   5,273             681          1,467              7,421
     Provision for losses                         653                          _                    653
                                              -------        --------      ---------            -------
                                               18,014          59,249            325             77,588
                                              -------        --------      ---------            -------

Income Before Income Taxes                     14,931           4,764           (325)            19,370

Provision for Income Taxes                      3,980           1,270            (20)             5,230
                                              -------        --------      ---------            -------
     Net income                               $10,951        $  3,494      $    (305)           $14,140
                                              =======        ========      =========            =======

Net Income Per Common Share:
     Basic                                    $  1.05                                           $  1.13
     Diluted                                  $  0.84                                           $  0.93

Weighted Average Shares Outstanding-
   Basic                                       10,434                          2,063             12,497

Weighted Average Shares Outstanding -
  Diluted                                      13,074                          2,183             15,257

                     RESOURCE AMERICA, INC. AND SUBSIDIARIES
     NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS

(a) Merger Pro Forma Adjustments as of  June 30, 1998

     The accompanying unaudited pro forma consolidated balance sheet as of June 30, 1998 has been prepared as if the acquisition of Atlas had occurred on June 30, 1998 and reflects the following adjustments:

     To adjust assets and liabilities under the purchase method of accounting based on the purchase price. Such purchase price has been allocated to the consolidated assets and liabilities of Atlas based on preliminary estimates of fair values, with the remainder allocated to goodwill. The information presented herein may differ from the actual purchase price allocation. The purchase price is determined as follows (in thousands):

Cash consideration                                                 $  7,814
Estimated fair value (at $14.31 per share) of 2,063,496
     shares of Resource America Common Stock                         29,535
Estimated fair value of options to purchase 120,213
     shares of Resource America Common Stock                          1,378
Estimated proceeds from options to purchase 120,213
     shares of Resource America Common Stock                            (13)
                                                                   --------
                                                                   $ 38,714
                                                                   ========
The preliminary allocation of the purchase price included in the pro forma balance sheet is summarized as follows:
(in thousands):

Negative working capital assumed                                   $ (3,648)
Oil and gas properties:
     Proved                                                          18,298
     Unproved                                                           360
Gas gathering systems                                                 5,121
Other fixed assets                                                    3,917
Other assets                                                         44,908
Debt                                                                (26,686)
Deferred income taxes                                                (3,405)
                                                                   --------
                                                                   $ 38,714
                                                                   ========

The accompanying unaudited pro forma combined consolidated statement of operations for the nine months ended June 30, 1998 has been prepared as if the acquisition had occurred on October 1, 1997. The accompanying unaudited pro forma combined consolidated statement of operations for the year ended September 30, 1998 for the Company, and for the year ended July 31, 1997 for Atlas have been prepared to reflect operations of Atlas for its fiscal year that ended within ninety days of the Company's fiscal year end.

(b) To record acquisition related costs.

(c) To adjust general and administrative expenses for certain cost reductions realized from the combining of operations.

(d) To adjust interest expense for additional borrowings of Atlas.

(e) To record estimated adjustment to depletion, depreciation and amortization expense attributable to the allocation of the purchase price.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    December 14, 1998



                                    RESOURCE AMERICA, INC.



                                    By:  /s/ Steven J. Kessler
                                       ---------------------------------------
                                         Steven J. Kessler, Senior Vice
                                         President and Chief Financial Officer